EXHIBIT 31.2
CERTIFICATION OF DISCLOSURE IN FOX FACTORY HOLDING CORP'S
QUARTERLY REPORT FILED ON FORM 10-Q/A

I, Zvi Glasman, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Fox Factory Holding Corp.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 5, 2016

/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer
(Principal Accounting and Financial Officer)